Exhibit 10.5

STOCK SALE AND PURCHASE AGREEMENT
THIS STOCK SALE AND PURCHASE AGREEMENT (this “Agreement”), is dated as of December 20, 2012, and is by and among The Fidelity Bank, as trustee of the Irrevocable Trust 1990 dated January 17, 2011 (such trustee in its capacity as trustee being the “Shareholder”), acting at the direction of Carmen Holding Ames, investment manager of such trust (the “Investment Manager”), Carmen Holding Ames, as Investment Manager, and First Citizens BancShares, Inc., a Delaware corporation with its principal office in Raleigh, North Carolina (the “Corporation”).
WITNESSETH:
WHEREAS, the Shareholder is the owner of an aggregate of FOUR HUNDRED, NINETY-EIGHT THOUSAND, FOUR HUNDRED EIGHTY-TWO (498,482) shares of the Corporation's issued and outstanding Class B Common Stock; and
WHEREAS, the Shareholder and the Investment Manager wish to sell and the Corporation wishes to purchase the Class B Common Stock owned by the Shareholder.
NOW, THEREFORE, in consideration of the premises and the mutual representations, warranties, covenants and promises herein contained, the Shareholder, the Investment Manager and the Corporation hereby agree as follows:
ARTICLE I
PURCHASE AND SALE OF SHARES
1.1 General. Subject to the terms and conditions of this Agreement, the Shareholder shall sell to the Corporation for the purchase price hereinafter provided an aggregate of FOUR HUNDRED, NINETY-EIGHT THOUSAND, FOUR HUNDRED EIGHTY-TWO (498,482) shares of the Class B Common Stock of the Corporation (the “Shares”), and the Corporation, in reliance upon the representations, warranties and covenants of the Shareholder and the Investment Manager set forth herein and subject to the terms and conditions of this Agreement, shall purchase and redeem the Shares from the Shareholder at the purchase price hereinafter provided.
1.2 Purchase Price. The total purchase price for the Shares (the “Purchase Price”) shall be equal to SEVENTY-SEVEN MILLION, TWO HUNDRED SIXTY-FOUR THOUSAND, SEVEN HUNDRED AND TEN AND NO/100 DOLLARS ($77,264,710.00). The Purchase Price shall be paid by the Corporation to the Shareholder at the Closing by wire transfer of immediately available funds to the account designated on Exhibit A hereto.

ARTICLE II
THE CLOSING
2.1 Closing. The closing of this transaction (the “Closing”) shall be held at the offices of the Corporation on the date of this Agreement, at such time as the parties shall agree, or at such other place, date and time as may be mutually agreed upon by the Corporation and the Shareholder (the “Closing

Date”). The Closing shall be effective upon payment of the Purchase Price as provided in Section 1.2 above.
2.2 Actions by the Shareholder at Closing. At the Closing, the Shareholder shall take such actions as may be necessary or appropriate to consummate the transactions provided for herein in accordance with the terms and conditions hereof and shall (i) for those Shares that are in certificated form, deliver or cause to be delivered to the Corporation the stock certificates representing such Shares, duly-endorsed or accompanied by stock powers duly-endorsed (in each case, with a signature guaranteed by an institution that is a member of recognized Medallion signature guarantee program) and (ii) for those Shares that are in uncertificated form, cause the Corporation's transfer agent to credit such Shares to the Corporation's balance account with The Depositary Trust Corporation through its Direct Registration System.
2.3 Actions by the Corporation at Closing. At the Closing, the Corporation shall take such actions as may be necessary or appropriate to consummate the transactions provided for herein in accordance with the terms and conditions hereof and shall deliver to the Shareholder the Purchase Price in accordance with Section 1.2 above.
2.4 Further Closing Actions. At the Closing, the Shareholder shall provide evidence satisfactory to the Corporation demonstrating the Shareholder's authority to sell the Shares, the release of any lien or liens on the Shares that previously existed, and that the representations and warranties of the Shareholder and the Investment Manager were true and correct when made and continue to be true and correct as of the Closing Date.
ARTICLE III
REPRESENTATIONS AND WARRANTIES OF THE SHAREHOLDER AND THE INVESTMENT MANAGER
To induce the Corporation to enter into this Agreement, the Shareholder and the Investment Manager represent and warrant to the Corporation as follows:
3.1 Authority; Enforceability. The Shareholder and the Investment Manager each have full legal right and all requisite power, legal capacity and authority to execute and deliver, and perform their respective obligations under, this Agreement, including without limitation full power and authority to convey all of their respective right, title and interest in and to the Shares. This Agreement has been duly executed and delivered by the Shareholder and the Investment Manager and is a valid and legally binding obligation of the Shareholder and the Investment Manager, enforceable against each in accordance with its terms. The execution and delivery of, and performance under, this Agreement by the Shareholder and the Investment Manager will not (i) violate or conflict with the rights of any other person; (ii) result in a breach of any of the terms, conditions, or provisions of, or constitute a default under, any mortgage, deed of trust, note, indenture, contract, credit or other agreement, instrument, judgment, decree, order, statute, rule, or regulation to which the Shareholder or the Investment Manager is subject; or (iii) require any authorization or approval under or pursuant to the foregoing which has not yet been obtained.
3.2 Absence of Encumbrances, etc. The Shareholder is the lawful holder of record and beneficial owner of the Shares and owns good and valid title to such Shares. There are no outstanding options, warrants, stock rights, agreements, contracts, puts, calls, commitments, pre-emptive rights, or demands of any character to which the Shareholder is a party or under which the Shareholder has any rights relating to the Shares; and, except for provisions in the Trust (as defined below) that give the Investment Manager the authority to direct the voting of the Shares while the Shares are owned by the Shareholder, there are no agreements to which the Shareholder is a party that restrict the transfer or voting of the Shares. The Shareholder has not granted to any person any proxies, powers of attorney, or similar rights or powers with respect to the Shares. At the Closing, upon transfer of the Shares to the Corporation, the Shares will be free and clear of all restrictions on transfer, mortgages, claims, liens, pledges, security interests or encumbrances of every kind and nature. From time to time, at the Corporation's request, the Shareholder and the Investment Manager will warrant and defend the Corporation's title to the Shares, execute, acknowledge and deliver to the Corporation any and all further instruments, documents, and other papers reasonably requested by the Corporation to evidence that title and otherwise give full force and effect to the full intent and purposes of this Agreement.
3.3 Sale Determination. The Investment Manager has made her own independent analysis of the value of the Shares and the fairness and adequacy of the Purchase Price, and of any legal and tax considerations that may be relevant to the Irrevocable Trust 1990 dated January 17, 2011 (the “Trust”) and the beneficiaries of the Trust. The Investment Manager has sufficient knowledge of and expertise in financial, business, and tax matters, or has obtained her own counsel as to these matters, so as to be capable of evaluating the advisability of selling the Shares for the Purchase Price. In deciding to sell the Shares for the Purchase Price, the Investment Manager has had access to and reviewed publicly available financial and other information regarding the Corporation (including information in reports the Corporation files with the Securities and Exchange Commission), and general market information. The Investment Manager's decision to sell the Shares for the Purchase Price has not been based upon any express or implied representations or warranties of the Corporation, or of any persons acting or purporting to act on behalf of the Corporation, about the Corporation, the value of the Shares, the fairness or adequacy of the Purchase Price, or any legal or tax consequences of selling the Shares for the Purchase Price.
3.4 No Representations of Corporation. The Corporation has made no representations or warranties to the Shareholder or the Investment Manager in connection with the transactions contemplated hereby other than the representations set forth in this Agreement, and the Shareholder and the Investment Manager, in making his, her or its decision to sell the Shares, has not relied on any representation or warranty of or on behalf of the Corporation not set forth in this Agreement.
3.5 Other Representations. No commission or similar remuneration has been paid or given, directly or indirectly, to any person in connection with the transactions contemplated hereby. The transactions contemplated hereby are the result of the Investment Manager's direct contacts with the Corporation and not a consequence of any general advertising or general solicitation.
ARTICLE IV
REPRESENTATIONS OF THE CORPORATION
To induce the Shareholder and the Investment Manager to enter into this Agreement, the Corporation represents and warrants to the Shareholder and the Investment Manager as follows:
4.1 Authorization, Enforceability. The Corporation has full legal right and all requisite power and authority to execute and deliver, and to perform its obligations under, this Agreement. This Agreement has been duly executed and delivered by the Corporation and is a valid and legally binding obligation of the Corporation enforceable against the Corporation in accordance with its terms.

4.2 Other Agreements. Entering into this Agreement and consummating the transactions contemplated hereby, including the purchase of the Shares, will not conflict with or result in a breach of any provision of, or constitute a default under, any material agreement or instrument to which the Corporation is a party or by which it may be bound.
4.3 No Violations; Consents. Entering into this Agreement and consummating the transactions contemplated hereby, including the purchase of the Shares, will not (i) violate any judgment, decree, order, statute, rule, or regulation to which the Corporation is subject; or (ii) require any authorization or approval which has not yet been obtained.
ARTICLE V
SURVIVAL OF REPRESENTATIONS AND WARRANTIES; INDEMNIFICATION; GENERAL RELEASE

5.1 Survival of Representations and Warranties. The representations and warranties contained in this Agreement shall survive the Closing Date for a period of three years, except for representations and warranties relating to title to the Shares, which shall survive the Closing Date until the expiration of the applicable statute of limitations.

5.2 Indemnification by the Corporation. The Corporation hereby agrees to defend, indemnify and hold harmless the Shareholder and the Investment Manager from and against any and all losses, liabilities, damages, assessments, claims, judgments, costs and expenses, including reasonable attorneys' fees, costs and expenses (“Losses”) which may be incurred by the Shareholder or Investment Manager as a result of any breach by the Corporation of any agreement, covenant, representation or warranty set forth in this Agreement.

5.3 Indemnification by the Shareholder. The Shareholder hereby agrees to defend, indemnify and hold harmless the Corporation from and against any and all Losses which may be incurred by the Corporation as a result of any breach by the Shareholder or the Investment Manager of any agreement, covenant, representation or warranty set forth in this Agreement; provided, however, that the aggregate liability of the Shareholder to the Corporation for breach of any agreement, covenant, representation or warranty under this Agreement shall not exceed an amount equal to the Purchase Price; provided further, however, that the limitation in the foregoing proviso shall not apply in the case of illegal acts, willful misconduct or fraud by the Shareholder or the Investment Manager.

5.4 Release by the Shareholder and the Investment Manager. The Shareholder and the Investment Manager agree that the Closing shall ipso facto constitute a full settlement, release and discharge of any and all claims, rights and causes of action that the Shareholder or the Investment Manager may have against the Corporation.
ARTICLE VI
GENERAL PROVISIONS
6.1 Notices. Any notice or other communication required or permitted hereunder shall be in writing and shall be delivered personally, or sent by certified, registered, or express mail, or by reputable overnight courier with all postage or other charges prepaid. Any such notice shall be deemed given when so delivered personally or, if sent by overnight courier, one day after delivery to the courier, or, if mailed, two days after the date of deposit in the United States mails, as follows:

If to the Corporation:

First Citizens BancShares, Inc.
4300 Six Forks Road
Raleigh, NC 27609
Attention: Barry P. Harris, IV
(T) 919-716-2206
(F) 919-716-7518
If to the Shareholder:

Brooks, Pierce, McLendon, Humphrey & Leonard, LLP
2000 Renaissance Plaza
230 North Elm Street
Greensboro, NC 27401

Post Office Box 26000
Greensboro, NC 27420-6000

Attention: Robert A. Singer
(T) 336-271-3123
(F) 336-232-9123

If to the Investment Manager:

Ward and Smith, P.A.
Wade II, Suite 400
Post Office Box 33009
Raleigh, NC 27636-3009
Attention: David L. Ward, Jr.
(T) 919-277-9100
(F) 919-277-9177
Any party may by notice given in accordance with this Section to the other parties designate another address or person for receipt of notices hereunder.
6.2 Expenses. The Corporation on the one hand, and the Shareholder and the Investment Manager on the other hand, shall bear their own respective expenses incurred in connection with the negotiation, preparation, execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby.
6.3 Governing Law. This Agreement shall be construed and interpreted in accordance with the laws of the State of North Carolina, without regard to conflicts of laws principles.
6.4 Multiple Originals. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument.
6.5 Headings. The headings of this Agreement shall not in any way affect its meaning or interpretation.

6.6 Modifications. This Agreement may only be amended or modified by written instrument signed by all parties hereto.
6.7 Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.
6.8 Entire Agreement. This Agreement and that certain non-disclosure agreement dated October 22, 2012, from the Lead Director of the Corporation to Ms. Carmen Holding Ames, constitute the entire agreement of the parties with respect to the sale and purchase of the Shares and supersede and replace all prior agreements, arrangements, and understandings with respect thereto between them or any of their affiliates or representatives.
[Remainder of Page Left Intentionally Blank]

[Signature Page to Stock Sale and Purchase Agreement (1990 Trust)]
IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.

FIRST CITIZENS BANCSHARES, INC.

By:    /s/ Kenneth A. Black
Kenneth A. Black, Chief Financial Officer

THE FIDELITY BANK, in its capacity as
Trustee for the Irrevocable Trust 1990 dated January 17, 2011

By:    /s/ Mary W. Willis
Mary W. Willis
Chief Executive Officer

/s/ Carmen Holding Ames     (SEAL)
CARMEN HOLDING AMES, in her capacity as
Investment Manager for the Irrevocable Trust 1990 dated January 17, 2011